As filed with the Securities and Exchange Commission on October 20, 2011.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR 12(G) OF THE
SECURITIES EXCHANGE ACT OF 1934

FOREX INTERNATIONAL TRADING CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	27-0603137
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

49 Front Street, Suite 206 Rockville Centre, New York	11570
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:  None

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. o

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.☒

Securities Act registration statement file number to which this form relates: (If applicable):N/A

Securities to be registered pursuant to Section 12(g) of the Act:Common stock, par value $0.00001 per share

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The securities to be registered hereby are the common stock, $0.00001 par value (the “Common Stock”) of Forex International Trading Corp. (the “Company”). The description of the Common Stock is contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-161795), filed with the Securities and Exchange Commission on September 9, 2009, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference into this Item 1. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference into this Item 1.

ITEM 2. EXHIBITS.

3.1	Certificate of Incorporation (filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1 which was filed with the Commission on September 9, 2007 and incorporated herein by reference)

3.2	By-laws (filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1 which was filed with the Commission on September 9, 2007 and incorporated herein by reference)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

FOREX INTERNATIONAL TRADING CORP.
Date: October 20, 2011	By:	/s/Darren Dunckel
Darren Dunckel CEO, President, CFO, Secretary, Treasurer and Director